Exhibit 99.1
Unaudited Interim Condensed Consolidated Financial Statements
Equitrac Corporation and Subsidiaries
Three Months Period Ended May 31, 2011 and 2010

Contents

Page
Condensed consolidated balance sheets	2
Condensed consolidated statements of operations	3
Condensed consolidated statements of cash flows	4
Notes to condensed consolidated financial statements	5 — 19

Equitrac Corporation and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, except share and per share data)

	May 31,	February 28,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,146	$2,895
Accounts receivable, net of allowances of $705 and $675	10,136	10,917
Inventories, net of allowances of $452 and $425	2,371	3,117
Deferred income taxes	24,807	24,541
Prepaid expenses and other current assets	957	975

Total current assets	41,417	42,445
Property and equipment, net	2,156	2,222
Goodwill	2,777	2,777
Other intangible assets, net	21	21
Deferred costs	11,190	12,479
Debt issuance costs, net	3,806	4,128
Other assets	763	415

Total assets	$62,130	$64,487

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,493	$2,194
Accrued expenses	2,070	3,230
Income taxes payable	1,502	720
Current portion of long-term debt	32,614	45,600
Deferred revenue	27,465	29,921

Total current liabilities	65,144	81,665
Accrued preferred stock dividends	476	396
Deferred revenue	48,503	44,416
Deferred income taxes	3,906	5,451
Fair market value of warrants	3,469	889

Total liabilities	121,498	132,817

Commitments and contingencies	—	—
Series A redeemable preferred stock, $0.01 par value; 20,000,000 shares authorized; 5,937,865 shares issued and outstanding; $25,690 and $24,942 redemption and liquidation preference value	25,690	24,942

Stockholders’ equity (deficit):
Series B redeemable preferred stock, $0.01 par value; 5,000,000 shares authorized; 969,820 shares issued and outstanding; $2,774 and $2,693 redemption and liquidation preference value	10	10
Common stock, $0.001 par value 50,000,000 shares authorized, 15,705,416 and 13,718,078 shares issued and outstanding	16	14
Additional paid-in capital	16,108	6,095
Accumulated deficit	(101,239)	(99,498)
Accumulated other comprehensive loss	94	154
Subscriptions receivable	(47)	(47)

Total stockholders’ deficit	(85,058)	(93,272)

Total liabilities and stockholders’ deficit	$62,130	$64,487

The accompanying notes are an integral part of these condensed consolidated financial statements.

Equitrac Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

	Three Months Ended May 31,
	2011	2010
	(Unaudited)
Revenues:
Sales	$9,888	$6,002
Service and support and other	5,973	5,732

Total revenues	15,861	11,734

Costs and expenses:
Cost of sales	4,190	2,183
Cost of service and support and other	1,660	1,913
Product development	1,464	1,126
Selling expenses	3,272	2,860
General and administrative	1,952	2,034
Depreciation and amortization	850	749

Total costs and expenses	13,388	10,865

Operating income	2,473	869

Other income (expense):
Interest income	—	3
Interest expense	(1,356)	(1,171)
Change in fair value of warrants	(2,580)	—

Total other expense	(3,936)	(1,168)

Loss before provision for income taxes	(1,463)	(299)

Income tax benefit	551	101

Net loss	$(912)	$(198)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Equitrac Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended May 31,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net loss	$(912)	$(198)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	486	499
Amortization of deferred financing costs	364	250
Provision for paid in kind interest	222	—
Provision for doubtful accounts	30	38
Provision for inventory obsolescence	27	30
Deferred income taxes	(1,811)	(1,119)
Compensation expense — stock options	7	3
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	751	(469)
Inventories	719	452
Deferred costs	1,289	(548)
Prepaid expense and other current assets	18	(84)
Other assets	(466)	2
Increase (decrease) in:
Accounts payable	(701)	(172)
Accrued expenses	1,353	(17)
Income tax liability	818	205
Deferred revenue	1,631	3,278

Net cash provided by operating activities	3,825	2,150

Cash flows from investing activities:
Capital expenditures	(303)	(307)

Net cash used in investing activities	(303)	(307)

Cash flows from financing activities:
Repayment of debt	(13,250)	(1,500)
Payment of deferred financing cost	—	6
Proceeds from exercise of stock options	8	—
Issuance of common stock	10,000	—

Net cash used in financing activities	(3,242)	(1,494)

Exchange rate effect on cash	(29)	(22)

Net decrease in cash and cash equivalents	251	327

Cash and cash equivalents, beginning of period	2,895	5,251

Cash and cash equivalents, end of period	$3,146	$5,578

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,145	$742

Net cash paid during the year for income taxes	$438	$813

Supplemental disclosure of noncash financing activity:
Preferred stock dividends	$829	$1,353

The accompanying notes are an integral part of these condensed consolidated financial statements.

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2011 and 2010
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Equitrac Corporation (Equitrac or the Company) is a leading provider of document management solutions, which are used by companies to manage their office equipment resources. Equitrac’s cost recovery and intelligent print management solutions allow users to bill or allocate incurred costs, maximize office equipment efficiency and contain overhead costs. The Company offers its systems by sale or lease in the United States, the United Kingdom, and Canada through direct sales offices. The Company’s systems are also available through channel partners and independent dealers on a worldwide basis.
On May 10, 2011, the Company entered into a definitive agreement under which Nuance Communications Inc. (“Nuance”) would acquire all of the Company’s common stock for cash. The transaction was completed in June 2011.
Basis of Presentation
The consolidated financial statements include the accounts of Equitrac Corporation and its wholly owned subsidiaries. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim periods. In the opinion of management of Equitrac Corporation (the “Company”), these unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position for the periods disclosed. All intercompany balances and transactions have been eliminated in consolidation.
Although the Company believes the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with GAAP has been omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s annual financial statements for the fiscal year ended February 28, 2011. Interim results are not necessarily indicative of the results that may be expected for a full year.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Significant estimates include revenue recognition, provisions for doubtful accounts, obsolete
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Use of Estimates — Continued
inventories, the useful lives of long-lived assets and the recognition and measurement of income tax assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.
Summary of Significant Accounting Policies
With the exception of the adoption of the accounting pronouncements discussed below related to revenue recognition, we have made no changes to the significant accounting policies disclosed in our Annual Report for the fiscal year ended February 28, 2011.
Adoption of New Accounting Standards
Effective March 1, 2011, we adopted the provisions in the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”) and ASU 2009-14. Software (Topic 985): Certain Revenue Arrangements that Include Software Elements (“ASU 2009-14”). The provisions of ASU 2009-13 apply to arrangements that are outside the scope of software revenue recognition guidance and amend Accounting Standards Codification (“ASC”) Topic 605 to (1) provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) require an entity to allocate revenue in an arrangement using the best estimated selling prices (“BESP”) of deliverables if a vendor does not have vendor-specific objective evidence (“VSOE”) or third-party evidence (“TPE”) of selling price; and (3) eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. ASU 2009-14 modifies the scope of ASC Topic 985 to remove industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product’s essential functionality.
For multiple-element arrangements that contain both software and non-software elements such as software licenses sold with hardware, we allocate revenue to software or software related elements and any non-software elements separately based on the selling price hierarchy. We determine the selling price for each deliverable using VSOE of selling price, if it exists, or TPE of selling price. If neither VSOE nor TPE of selling price exist for a deliverable, we use our BESP for that deliverable. Revenue allocated to each element is then recognized when the basic revenue recognition criteria are met for each element.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Adoption of New Accounting Standards — Continued
Typically, neither VSOE nor TPE of selling price exist for our: i) products and ii) service and support services; therefore, we use BESP for the purposes of allocating the arrangement consideration. We determine BESP for a product or service by considering multiple factors including, but not limited to, major product groupings, market conditions, competitive landscape, price list and discounting practice.
Once the arrangement’s fees have been allocated into i) software and software related elements and ii) non-software elements based upon BESP, revenue is recognized as follows:
•	Software licenses and software related maintenance and support is recognized ratably over the maintenance and support period once maintenance and support is the only undelivered element.

•	Hardware is generally recognized upon shipment, provided all other revenue recognition criteria are met Non-software maintenance is recognized over the maintenance and support period.

•	Other non-software services and support are recognized as the services are performed.
Revenue recognized during the three month period ended May 31, 2011 is comprised of arrangements entered into or materially modified both prior and after March 1, 2011. Arrangements entered into prior to March 1, 2011 are accounted for under the existing software revenue recognition guidance. Arrangements entered into or materially modified after March 1, 2011 are accounted for under the new revenue recognition guidance. Revenue is comprised as follows:

Three Months
Ended
May 31, 2011
Arrangements entered into or materially modified:
Prior to March 1, 2011	$11,796
After March 1, 2011	4,065

Total revenue	$15,861

Deferred revenue as of May 31, 2011 is comprised of arrangements entered into or materially modified both prior and after March 1, 2011 as follows:

May 31, 2011
Arrangements entered into or materially modified:
Short-term deferred revenue:
Prior to March 1, 2011	$24,568
After March 1, 2011	2,897

Total short-term deferred revenue	$27,465

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Adoption of New Accounting Standards — Continued

May 31, 2011
Arrangements entered into or materially modified:
Long-term deferred revenue:
Prior to March 1, 2011	$41,754
After March 1, 2011	6,749

Total long-term deferred revenue	$48,503

Comprehensive Income (Loss)
Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that are recorded as an element of stockholders’ equity but are excluded from net income (loss). The Company’s other comprehensive income (loss) consists of foreign currency translation adjustments from those subsidiaries not using the U.S. dollar as their functional currency and net unrealized gains and losses on certain derivative instruments accounted for as cash flow hedges. Tax effects of comprehensive income (loss) have not been material. The components of comprehensive income (loss) are as follows:

	Three Months Ended
	May 31,
	2011	2010
Net loss	$(912)	$(198)
Other comprehensive income (loss):
Foreign currency translation adjustment	(29)	(22)
Unrealized gain on derivative instrument	(31)	(74)

Other comprehensive income (loss)	(60)	(96)

Total comprehensive loss	$(972)	$(294)

The components of accumulated other comprehensive income (loss) as of May 31, 2011 and February 28, 2011, consisted of the following (in thousands):

	May 31,	February 28,
	2011	2011
Foreign currency translation adjustment	$(97)	$(69)
Unrealized gains on derivative instruments	191	223

	$94	$154

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Recently Issued Accounting Standards
In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements (Topic 820) — Fair Value Measurements and Disclosures to add additional disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and transfers between Levels 1, 2, and 3. Levels 1, 2 and 3 of fair value measurements are defined in Note 10 below. ASU 2010-06 was effective for the Company for the interim reporting period beginning March 1, 2010, except for the provisions related to activity in Level 3 fair value measurements. Those provisions are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU 2010-06 impacts disclosure only and therefore, did not, and is not expected to, have a material impact on the Company’s condensed consolidated financial position, results of operations or cash flows.
In December 2010, the FASB issued ASU No. 2010-28, Intangibles — Goodwill and Other (Topic 350): “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (ASU 2010-28). ASU 2010-28 is effective for fiscal years beginning after December 15, 2010 and amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. The adoption of this guidance is not expected to have a material impact on the Company’s condensed consolidated financial position, results of operations or cash flows.
NOTE 2 — ACCRUED EXPENSES
Accrued expenses consist of the following (in thousands):

	May 31,	February 28,
	2011	2011
Compensation and benefits	$649	$1,453
Customer incentives	547	680
Sales and foreign VAT taxes	280	231
Accrued management fees	175	175
Other	419	691

	$2,070	$3,230

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 3 — LEASING TRANSACTIONS AND SERVICE AGREEMENTS
The Company rents systems to customers under operating rental agreements generally for terms of 36 to 60 months. The Company’s existing rentals include all service and system support. The lessee is responsible for risk of loss, theft or damage to the equipment. The majority of the lessees pay the lease amount in monthly installments and are liable for the full contractual obligation upon cancellation.
Customers who purchase a system usually purchase related maintenance on a separate service agreement.
Future minimum contractual payments to be received under noncancelable operating rental agreements and service agreements as of May 31, 2011 are as follows (in thousands):

2012	$13,376
2013	7,812
2014	3,743
2015	1,405
2016	545
Thereafter	3

$26,884

NOTE 4 — LONG-TERM DEBT AND WARRANTS
(a) Long-Term Debt
In December 2009, the Company entered into credit agreements with availability totaling up to $41,000,000. In November 2010 the agreements were amended to allow for borrowings up to $52,500,000. Proceeds from the December 2009 borrowings under these agreements were used to retire all debt under the existing credit facility and to redeem a portion of the preferred stock including accrued dividends.
The amended credit agreements provide for a senior term note in the amount of $20,000,000, subordinated term notes in the amount of $16,000,000 and $11,500,000, and a $5,000,000 revolving line of credit of which $4,723,000 is available as of May 31, 2011.
Interest on the senior term loan and revolving line of credit are based on the bank’s prime rate or the LIBOR rate, as elected by the Company, plus specified margins, and are secured by all of the assets of the Company.
Interest on the $16,000,000 subordinate term loan totals 17.5% which is comprised of 12% cash paid on a monthly basis and 5.5% paid in kind due at maturity.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 4 — LONG-TERM DEBT AND WARRANTS — Continued
(a) Long-Term Debt — Continued
Interest on the $11,500,000 subordinate term loan totals 14% which is comprised of 12% cash paid on a monthly basis and 2% paid in kind due at maturity.
The effective rates of interest on the combined debt outstanding were 11.3% and 12.7% at May 31, 2011 and February 28, 2011, respectively.
The Company pays a monthly commitment fee of 0.75% on the average daily unused amount of the revolving line of credit. Payments of approximately $36,000 and $11,000 were charged to interest expense in the three month periods ended May 31, 2011 and 2010, respectively.
(b) Common Stock Warrants
The November 2010 senior subordinated notes included detachable common stock purchase warrants for total cash proceeds of $11,500,000. The detachable common stock warrants entitle the holders to purchase 700,234 shares of common stock for $0.01 per share and are exercisable at any time prior to November 18, 2020. At the option of either the holder or the Company, any common stock issued in connection with the exercise of the warrants, can be redeemed in cash. The redemption price shall equal fair market as determined by the Board of Directors, or by a mutually agreed upon independent financial expert.
Upon issuance the warrants were valued at $715,384 based on an assessment of the residual value of the subordinated notes and common stock considering principally the fair value of the common stock. The estimated value of the warrant obligation is reported in other noncurrent liabilities. The subordinated notes were recorded net of the $715,384 discount. The estimated fair value of the warrants at May 31, 2011 was $3,469,000.
(c) Financing Cost and Future Maturities of Debt
In connection with the execution of the December 2009 credit agreements and the November 2010 amendments, the Company incurred approximately $4,393,000 and $1,079,000, respectively of debt issuance costs, which are being amortized over the term of the respective loan agreements. In connection with the December 2009 refinancing the Company wrote-off $318,000 in debt issuance cost relating to prior credit agreements and this amount is included in loss on early extinguishment of debt in the condensed consolidated statements of operations. Amortization of debt issuance cost charged to amortization expense totaled to $322,000 and $250,000 in the three month periods ended May 31, 2011 and 2010, respectively. The accumulated amortization for the debt issue costs at May 31, 2011 and February 28, 2011 was $1,668,000 and $1,344,000, respectively.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 4 — LONG-TERM DEBT AND WARRANTS — Continued
(c) Financing Cost and Future Maturities of Debt — Continued
The Company is required to comply with certain financial ratios including but not limited to minimum EBITDA, fixed charge coverage and maximum funded debt to EBITDA, as contained in the credit agreement. Also, under the agreement, the payment of dividends is restricted as defined. As of May 31, 2011 and February 28, 2011, the Company was not in compliance with all financial covenants, including the fixed charge ratio and the leverage ratios. The Company did not obtain a waiver of these violations. As a result of the violation of covenants, the debt may become immediately due and payable at the creditors’ option. As the result, the debt was reclassified to short term at May 31, 2011 and February 28, 2011, in the accompanying condensed consolidated balance sheet.
Current and long-term debt at May 31, 2011 and February 28, 2011 are as follows (in thousands):

	May 31,	February 28,
	2011	2011
Revolving line of credit, maturing December 2013.	$—	$2,500

Senior term loans with quarterly principal payments, maturing December 2013.	18,500	19,250

Senior subordinated loan, maturing December 2014 including paid in kind interest deferred of $1,110 as of May 31, 2011 and $942 as of February 28, 2011.	7,814	12,942

Senior subordinated loan, maturing December 2014 including paid in kind interest deferred of $120, net of discount of $615 as of May 31, 2011 and $66 net of discount of $658 as of February 28, 2011.	6,300	10,908

	32,614	45,600

Less: Current portion	(32,614)	(45,600)

Long-term debt	$—	$—

Subsequent to May 31, 2011, as a result of the acquisition of the entire Company’s shares by Nuance Communications, Inc., the debt was repaid in full.

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 5 — COMMITMENTS AND CONTINGENCIES
(a) Litigation
The Company is involved from time to time in legal proceedings incident to the normal course of its business. Management believes that the ultimate outcome of any pending or threatened litigation would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.
(b) Supplier Agreements
The Company has entered into certain supplier agreements for the manufacture of its control terminals and card readers. The two principal manufacturing suppliers accounted for approximately 88% and 93% of total inventory purchases in the three months periods ended May 31, 2011 and 2010 respectively, and approximately 48% and 51% of accounts payable as of May 31, 2011 and February 28, 2011, respectively. The Company works closely with its outsourcing manufacturing partners on manufacturing schedules; however, the Company’s operating results could be adversely affected if its outsourcing partners were unable to meet their production commitments.
NOTE 6 — INCOME TAXES

	Three Months Ended
	May 31,
	2011	2010
Income (loss) before income taxes	$(1,463)	$(299)
Benefit for income taxes	$551	$101
Effective tax rate	38%	34%
As of May 31, 2011, the total amount of gross unrecognized tax benefits was $195,000 of which $195,000 if recognized, would affect the Company’s effective tax rate. As of February 28, 2011, the total amount of gross unrecognized tax benefits was $187,000 of which $187,000 if recognized, would affect the Company’s effective tax rate. The Company recognizes estimated interest and penalties within the provision for income taxes. As of May 31, 2011, accrued interest and penalties related to uncertain tax positions was $101,000.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 6 — INCOME TAXES — Continued
The aggregate changes in the balance of the gross unrecognized tax benefits were as follows:

	Three Months Ended
	May 31,
	2011	2010
Balance at beginning of period	$187	$384
Increases of tax positions taken during current period	8	5

Reductions for tax positions of prior years	—	(125)

Balance at end of period	$195	$264

The Company is subject to taxation and files income tax returns in the U.S. federal jurisdiction and in many States and certain foreign jurisdictions. For U.S. federal income tax purposes, all years prior to fiscal 2010 are closed.
Management believes that an adequate provision has been made for any potential adjustments that may result from future tax examinations. The outcome of such future tax audits cannot be predicted with certainty. If any issues addressed in the Company’s audits are resolved in a manner not consistent with management’s expectations, the Company could be required to adjust its provision for income tax in the period such resolution occurs.
NOTE 7 — COMMON STOCK, STOCK OPTIONS AND RESTRICTED STOCK
In May 2011, as part of the definitive agreement signed with Nuance, Nuance purchased 1,977,339 common stock for $10 million.
During the three months ended May 31, 2011 and 2010, the Company recorded stock-based compensation related to stock options and restricted stock grants totaling $6,000 and $3,000 respectively, included in general and administrative expenses in the condensed consolidated statements of operations. Tax effects of stock-based compensation have not been material.
No stock options were granted during the three months ended May 31, 2011.

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 7 — COMMON STOCK, STOCK OPTIONS AND RESTRICTED STOCK — Continued
A summary of the status and activity of the Company’s stock option plans during the three months ended May 31, 2011 is as follows:

		Weighted
		Average
	Number of	Exercise
	Options	Price
Options outstanding common stock:
February 28, 2011	3,087,532	0.35
Granted	—	—
Exercised	(10,000)	0.79
Canceled	(5,000)	0.79

May 31, 2011	3,072,532	0.35

Options outstanding Preferred Series A and B:
February 28, 2011	56,269	0.59
Exercised	—	—
Canceled	—	—

May 31, 2011	56,269	0.59

The estimated fair value of the stock options at the date of grant is charged to compensation expense in the accompanying condensed consolidated statements of operations and credited to additional paid in capital in the accompanying condensed consolidated balance sheet, on a straight-line basis over the vesting period.
Information about stock options outstanding at May 31, 2011 is as follows:
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 7 — COMMON STOCK, STOCK OPTIONS AND RESTRICTED STOCK — Continued

Options Outstanding,
	Vested and Expected to Vest			Options Exercisable
Weighted —
		Average	Weighted —		Weighted —
	Number	Remaining	Average	Number	Average
	Outstanding at	Contractual	Exercise	Exercisable at	Exercise
	May 31, 2011	Life (Years)	Price	May 31, 2011	Price
Common	3,072,532	5.07	$0.35	1,352,532	$0.78
Preferred	56,269	2.42	$0.59	56,269	$0.59
Restricted stock are not included in the issued and outstanding common stock until the shares are vested and released. A summary of the status and activity of the Company’s restricted stock plan for the three months ended May 31, 2011 is as follows:

Number of
Shares
February 28, 2011	$3,220,695
Granted	—

May 31, 2011	$3,220,695

Weighted average fair value share price at grant	$0.01
Weighted average share price at grant	$0.01
The shares of restricted stock granted will vest annually in equal installments on the first, second and third anniversary of the date of grant or vest immediately upon a change of control.
NOTE 8 — RELATED PARTY TRANSACTIONS
The Company pays a quarterly management fee to Cornerstone Equity Investors (a majority stockholder). Management fees totaled $175,000 and $175,000 in the three month periods ended May 31, 2011 and 2010, respectively, included in general and administrative expense in the accompanying condensed consolidated statements of operations.
In addition, the Company paid Cornerstone Equity Investors transaction fees of $225,000 and $800,000 in connection with the debt refinancing in November 2010 and December 2009, respectively (see Note 5). This amount was capitalized as part of the debt issuance cost in the condensed consolidated balance sheets. Certain board members who are also stockholders participated in the December 2009 subordinated debt consortium in the amount of $500,000 and certain board members and management participated in the November 2010 subordinated debt consortium in the amount of $1,400,000, recorded as part of the subordinated debt (see Note 5).

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 9 — DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into investments in financial instruments to manage its cost of borrowing and to manage its exposure to changes in foreign currency exchange rates. The Company does not hold or issue such financial instruments for trading purposes.
In February 2010, the Company entered into twenty-four monthly currency forward contracts to offset some of the foreign exchange risk expected of future cash flows with its Canadian subsidiary. The individual monthly contracts continue through February 2012 on a notional amount of $325,000 CAD per month.
The Company’s accounting policies for these instruments are based on whether the instruments are designated as hedge or non-hedge instruments. The Company records all derivatives on the consolidated balance sheets at fair value. The effective portions of cash flow hedges are recorded in other comprehensive income (loss) as part of the cumulative translation adjustment. Derivatives that are not designated as hedging instruments and the ineffective portions of cash flow hedges and net investment hedges are adjusted to fair value through earnings in general and administrative expense. The fair value of the derivative instruments was approximately $247,000 as of May 31, 2011 and $315,000 as of February 28, 2011.
The Company recorded net unrealized gains associated with cash flow hedges of approximately $(68,000) and $74,000, net of taxes, recorded in accumulated other comprehensive income (loss) during the three month periods ended May 31, 2011 and 2010, respectively.
Derivative instruments designated as cash flow hedges must be de-designated as hedges when it is probable the forecasted hedged transaction will not occur in the initially identified time period or within a subsequent two month time period. Unrealized gains and losses in other comprehensive income (loss) associated with such derivative instruments are reclassified immediately into earnings through general and administrative expenses. Any subsequent changes in the fair value of such derivative instruments are also reflected in current earnings unless they are re-designated as hedges of other transactions. The Company did not recognize any net gains or losses related to the loss of hedge designation on discontinued cash flow hedges or as a result of ineffectiveness during the three month periods ended May 31, 2011 and 2010.
NOTE 10 — FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES
The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing asset or liability, such as inherent risk, transfer restrictions and credit risk.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 10 — FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES — Continued
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 —	Quoted prices in active markets for identical assets or liabilities.
Level 2 —	Observable inputs other than quoted prices in active for identical assets and liabilities, quoted prices for identical similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data substantially the full term of the assets or liabilities.

Level 3 —	Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
As of May 31, 2011, the fair values of assets and liabilities that were valued using the market approach are categorized as follows:

	Level 1	Level 2	Level 3	Total
Other current assets:
Derivatives	$—	$247	$—	$247

Total assets at fair value	$—	$247	$—	$247

Long-term liabilities:
Fair market value of warrants	$—	$3,469	$—	$3,469

Total liabilities at fair value	$—	$3,469	$—	$3,469

As of February 28, 2011, the fair values of assets and liabilities that were valued during the market approach are categorized as follows:

	Level 1	Level 2	Level 3	Total
Other current assets:
Derivatives	$—	$315	$—	$315

Total assets at fair value	$—	$315	$—	$315

Long-term liabilities:
Fair market value of warrants	$—	$889	$—	$889

Total liabilities at fair value	$—	$889	$—	$889

Equitrac Corporation and Subsidiaries
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
May 31, 2011 and 2010
NOTE 11 — SUBSEQUENT EVENTS
On May 10, 2011, the Company entered into a definitive agreement under which Nuance would acquire all of the Company’s common stock for a total cash payment of $157 million, plus purchase price adjustments out of which $10 million was paid in May 2011.
On June 15, 2011, Nuance completed the acquisition of the entire issued (and to be issued) shares of the Company for an additional payment of $147 million. As part of the acquisition, the preferred stock was redeemed and the long-term debt was fully repaid.
The Company has evaluated events and transactions that occurred during the period from the balance sheet date through August 23, 2011, the date the Company’s financial statements are available to be issued. There were no other events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Company’s financial statements.